UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
001-33527	BWAY HOLDING COMPANY (A Delaware Corporation) 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 (770) 645-4800	55-0800054

001-12415	BWAY CORPORATION (A Delaware Corporation) 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 (770) 645-4800	36-3624491

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 30, 2007, BWAY Holding Company issued a press release announcing its fourth quarter and full year fiscal 2007 financial results. A copy of the press release is furnished as Exhibit 99.1 to this report. BWAY Corporation is BWAY Holding Company’s wholly-owned operating subsidiary.

The information furnished in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibit 99.1 contains certain “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements and our calculations are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable. Actual results which may differ materially from forward-looking statements will be dependent upon various factors. We undertake no obligation to make any revisions to the statements contained in this disclosure or to update them to reflect events or circumstances occurring after the date hereof.

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release, Dated November 30, 2007 issued by BWAY Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY HOLDING COMPANY

By:	/s/ Kevin C. Kern
Name:	Kevin C. Kern
Title:	Vice President of Administration and Chief Financial Officer

Date: December 3, 2007

BWAY CORPORATION

By:	/s/ Kevin C. Kern
Name:	Kevin C. Kern
Title:	Vice President of Administration and Chief Financial Officer

Date: December 3, 2007